Exhibit 99.1

TALOS, CARBONVERT AND CHEVRON ANNOUNCE PROPOSED JOINT VENTURE EXPANSION TO ENHANCE THE BAYOU BEND CCS PROJECT OFFSHORE JEFFERSON COUNTY, TEXAS

Houston, Texas, May 3, 2022 – Talos Energy Inc. (NYSE: TALO) (“Talos”), through its Talos Low Carbon Solutions division, Carbonvert, Inc. (“Carbonvert”) and Chevron U.S.A., Inc. (“Chevron”), through its Chevron New Energies division, announced today a memorandum of understanding (“MOU”) for an expanded joint venture to develop the Bayou Bend CCS offshore carbon capture and sequestration (“CCS”) hub currently held by Talos and Carbonvert.

In 2021, a joint venture between Talos and Carbonvert (now known as Bayou Bend CCS) was the winning bidder for the Texas General Land Office’s (“GLO”) Jefferson County, Texas carbon storage lease, located in state waters offshore Beaumont and Port Arthur, Texas. The Bayou Bend CCS project site encompasses over 40,000 gross acres and, based on Talos and Carbonvert’s preliminary estimates, could potentially sequester 225 to 275 million metric tons of carbon dioxide (CO2) from industrial sources in the area. The Bayou Bend CCS lease is the first and only offshore lease in the U.S. dedicated to CO2 sequestration.

Under the terms of the MOU, Talos and Carbonvert would contribute the Bayou Bend CCS lease to an expanded joint venture including Chevron in exchange for consideration of cash at closing and capital cost carry through the project’s final investment decision (“FID”). Upon closing of the joint venture, equity interests in the joint venture would be 25 percent Talos, 25 percent Carbonvert and 50 percent Chevron, and Talos would remain the operator.

“Chevron brings significant expertise and experience to this project, and we are excited about what this partnership can deliver,” said Timothy S. Duncan, President and CEO of Talos. “We share a collective interest and commitment to developing low carbon solutions, and the success of these solutions will depend greatly on collaborative partnerships throughout the value chain. We believe the addition of Chevron greatly enhances the execution of this hub-scale project and we hope this sends a clear signal to industrial partners in the Beaumont and Port Arthur region that we are focused on making Bayou Bend the premier CCS project in southeast Texas.”

“This project is a catalyst that enables dramatic regional carbon emissions reduction to the benefit of local industry, the global community, and future generations,” said Alex Tiller, President and CEO of Carbonvert. “We look forward to the opportunity to partner with Chevron on such a monumental project supporting decarbonization and partnering with customers on their paths to net zero.”

“Since our establishment of Chevron New Energies, we have been consistent in our communication that partnerships will be required to grow successful lower carbon businesses. This venture is an example of the potential that partnering can have in moving large-scale lower carbon projects forward,” said Chris Powers, Vice President of Carbon Capture, Utilization, and Storage (CCUS) for Chevron New Energies. “Talos and Carbonvert have worked to rapidly advance this project, and as a priority project for Chevron in a key industrial area, we are excited to contribute our experience and capability to develop the leading offshore carbon sequestration hub for the region.”

The creation of the proposed joint venture is subject to the negotiation of definitive agreements with customary closing conditions, including regulatory approval.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

INVESTOR RELATIONS CONTACT

Sergio Maiworm

investor@talosenergy.com

713.328.3008

ABOUT CARBONVERT

Carbonvert Inc. is a carbon capture and storage project development and finance company that simplifies decarbonization for industrial clients. Carbonvert was established in late 2020 by Alex Tiller and Jan Sherman, veterans of the renewable and conventional energy sectors to manage the financial and technical complexities of CCS project development. Our executives have decades of experience developing projects, financing tax advantaged projects, trading carbon offsets, and structuring over $4 billion in infrastructure investments, including equity, tax equity, and debt for large assets. Carbonvert’s senior team has extensive experience with large-scale CO2 projects and have designed, secured environmental and CO2 storage permits, and completed and operated large-scale carbon capture, transportation, and storage projects notably Petra Nova CCS in Thompsons, Texas, Quest CCS in Alberta, Canada, and In Salah in Algeria. For more information, visit www.carbonvert.com.

INVESTOR RELATIONS CONTACT

Amanda Biggs

amanda@carbonvert.com

832.937.5021

ABOUT CHEVRON

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We are focused on lowering the carbon intensity in our operations and seeking to grow lower carbon businesses along with our traditional business lines. More information about Chevron is available at www.chevron.com.

INVESTOR RELATIONS CONTACT

Creighton Welch

CreightonWelch@chevron.com

281.703.2728

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of our expanded joint venture with, and the entry into a definitive agreement with Carbonvert and Chevron, the success of the Bayou Bend CCS project, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the war in Ukraine, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 25, 2022.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002